UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2014

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(281) 291-0510

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2014, USD Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 9,120,000 common units representing limited partner interests in the Partnership (“Common Units”), at a price to the public of $17.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-198500), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on August 29, 2014. The material provisions of the Offering are described in the prospectus, dated October 8, 2014, filed with the Commission on October 10, 2014, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. The Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Omnibus Agreement

On October 15, 2014, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with its general partner, USD Partners GP LLC, a Delaware limited liability company (the “General Partner”), U.S. Development Group, LLC, a Delaware limited liability company (“USDG”), USD Group LLC, a Delaware limited liability company (“USD Group”), and USD Logistics Operations LP, a Delaware limited partnership (“Opco LP”), that addresses the following matters:

•	the Partnership’s payment of an annual amount to USD Group, initially in the amount of approximately $4.9 million, for providing certain general and administrative services by USD Group and its affiliates, which annual amount includes a fixed annual fee of approximately $2.5 million for providing certain executive management services by certain officers of the General Partner. The remaining portion of this annual amount reflects an estimate of the costs USD Group and its affiliates expect to incur in providing the services;

•	the Partnership’s right of first offer to acquire the Hardisty Phase II and Hardisty Phase III projects as well as other additional midstream infrastructure assets and businesses that USDG and USD Group may construct or acquire for a period of seven years;

•	the Partnership’s obligation to reimburse USD Group for any out-of-pocket costs and expenses incurred by USD Group in providing general and administrative services (which reimbursement is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the Partnership’s partnership agreement), as well as any other out-of-pocket expenses incurred by USD Group on the Partnership’s behalf; and

•	an indemnity by USD Group for certain environmental and other liabilities, and the Partnership’s obligation to indemnify USD Group and its subsidiaries for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent USD Group is not required to indemnify it.

So long as USD Group controls the General Partner, the Omnibus Agreement will remain in full force and effect. If USD Group ceases to control the General Partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms.

The Omnibus Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Credit Agreement

On October 15, 2014, in connection with the closing of the Offering, the Partnership and its indirect subsidiary USD Terminals Canada ULC (“Terminals Canada”), as borrowers, entered into a new five-year, $300.0 million senior secured credit agreement (the “Credit Agreement”) comprised of a $200.0 million revolving credit facility (maturing on October 15, 2019) and a $100.0 million term loan (borrowed in Canadian dollars and maturing on July 14, 2019) with Citibank, N.A., as administrative agent, and a syndicate of lenders.

The revolving credit facility and issuances of letters of credit thereunder are available for working capital and general corporate purposes to the extent not in contravention of any law or loan document. As the term loan is paid off, availability equal to the amount of the term loan pay-down will be transferred from the term loan to the revolving credit facility automatically, ultimately increasing availability on the revolving credit facility to $300.0 million once the term loan is fully repaid. In addition, the Partnership also has the ability to increase the maximum amount of the revolving credit facility, to a total facility size of $400.0 million (completed in minimum incremental increases of $25.0 million), subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain specified conditions. The revolving credit facility includes an aggregate $20.0 million sublimit for standby letters of credit and a $20.0 million sublimit for swing line loans. Obligations under the revolving credit facility are guaranteed by the Partnership’s restricted subsidiaries, and are secured by a first-priority lien on the Partnership’s assets and those of the Partnership’s restricted subsidiaries other than certain excluded property.

The term loan is not subject to any scheduled amortization. Mandatory prepayments of the term loan are required from certain non-ordinary course asset sales subject to customary exceptions and reinvestment rights.

Borrowings under the Credit Agreement for revolving loans bear interest at either a base rate and Canadian prime rate, as applicable, plus an applicable rate ranging from 1.25% to 2.25%, or at the London Interbank Offered Rate (LIBOR) or the Canadian Dollar Offered Rate (CDOR), as applicable, plus an applicable rate ranging from 2.25% to 3.25%. Borrowings under the term loan bear interest at either the base rate and Canadian prime rate, as applicable, plus an applicable rate ranging from 1.35% to 2.35% or at LIBOR or CDOR, as applicable, plus an applicable rate ranging from 2.35% to 3.35%. The applicable rate, as well as a commitment fee on the revolving credit facility, ranging from 0.375% per annum to 0.50% per annum on unused commitments, varies based upon the Partnership’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement).

The term loan has been used to fund a distribution to USD Group and the term loan is guaranteed by USD Group. The guaranty by USD Group includes a covenant that USD Group maintain a net worth (as further specified in the Parent Guaranty (as defined in the Credit Agreement)) greater than the outstanding amount of the term loan and if such covenant is breached for ninety (90) continuous days, the interest rate on the term loan shall be increased by an additional 1% per annum.

The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, engage in materially different business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements or enter into transactions with affiliates on terms that are not arm’s length, in each case, subject to certain exceptions.

Additionally, the Partnership is required to maintain the following financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period then ended (or such shorter period as shall apply, on an annualized basis) beginning with the period ending December 31, 2014: (a) Consolidated Interest Coverage Ratio (as defined in the Credit Agreement), of at least 2.50 to 1.00; (b) Consolidated Leverage Ratio (as defined in the Credit Agreement) of not greater than 4.50 to 1.00 (or 5.00 to 1.00 at any time after the Partnership has issued at least $150.0 million of unsecured notes consistent with certain other related conditions contained in the loan documents) and in addition and without prejudice to the parenthetical above, upon the consummation of a Specified Acquisition (as defined in the Credit Agreement), for the fiscal quarter in which the Specified Acquisition is consummated and for two fiscal quarters immediately following such fiscal quarter (the “Specified Acquisition Period”), if elected by the Partnership by written notice timely given to the Administrative Agent, the maximum permitted ratio shall be increased by 0.50 to 1.00 above the otherwise applicable level; and (c) after the Partnership has issued at least $150.0 million of unsecured notes and met certain other related conditions in the loan documents, Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than 3.50 to 1.00 (or 4.00 to 1.00 during a Specified Acquisition Period).

The Credit Agreement generally prohibits the Partnership from making cash distributions (subject to certain exceptions) except so long as no default exists or would be caused thereby, the Partnership may make cash distributions to unitholders up to the amount of the Partnership’s Available Cash (as defined in the Partnership’s partnership agreement).

The Credit Agreement contains events of default, including, but not limited to (and subject to grace periods in certain circumstances), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant that does not have certain materiality qualifiers contained in the Credit Agreement or related loan documents, any representation, warranty or certification made or deemed made in the agreements or related loan documents being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in the ownership or control of the Partnership, General Partner or Terminals Canada, as applicable, entry of material judgments or orders, certain ERISA events, certain environmental liabilities, the invalidity of the loan documents or the admission of being unable to pay debts as they are due. Upon the occurrence and during the continuation of an event of default under the agreements, the administrative agent and/or lenders, as applicable, may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the Partnership, the other loan parties and the collateral as may be available to the lenders under the Credit Agreement and related loan documents or applicable law.

The Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Offer to Purchase and Agreement of Purchase and Sale

On October 15, 2014, in connection with the closing of the Offering, Terminals Canada, the Partnership’s subsidiary that owns the Hardisty rail terminal, entered into an Offer to Purchase and Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) with a subsidiary of USD Group pursuant to which (i) Terminals Canada agreed to sell and transfer to USD Group’s subsidiary approximately 320 acres of undeveloped land currently owned by Terminals Canada and located immediately to the north of the Hardisty rail terminal; and (ii) USD Group’s subsidiary delivered to Terminals Canada a note for the entire purchase price, the only condition for the payment obligations under the note being the transfer and conveyance of the undeveloped land from Terminals Canada to USD Group’s subsidiary, free and clear of all monetary liens and encumbrances. Prior to the closing of the Offering, Terminals Canada distributed its interest in this note to USD Group; (iii) Terminals Canada agreed to transfer and convey fee simple title to the undeveloped land to USD Group’s subsidiary, free and clear of all monetary liens, as soon as practicable following the closing of the Offering; and (iv) concurrently with the transfer and conveyance of the undeveloped land from Terminals Canada to USD Group’s subsidiary, Terminals Canada and USD Group’s subsidiary entered into the Development Rights and Cooperation Agreement (described below).

The Purchase and Sale Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Development Rights and Cooperation Agreement

On October 16, 2014, in connection with the transfer and conveyance of the undeveloped land under the Purchase and Sale Agreement described above, Terminals Canada entered into a Development Rights and Cooperation Agreement with USD Group pursuant to which: (i) Terminals Canada granted to USD Group the right to develop, construct and operate certain aspects of the Hardisty Phase II and Phase III projects in, on, over, across and under the property on which the Hardisty rail terminal is located, including the exclusive right to develop and construct such expansions for a period of seven years after the closing of the Offering; (ii) Terminals Canada granted to USD Group the right to use (both on a temporary and permanent basis) certain portions of the property on which the Hardisty rail terminal is located in connection with the development, construction and operation of the Hardisty Phase II and Phase III projects; (iii) Terminals Canada will cooperate with USD Group in connection with the development, construction and operation of the Phase II and Phase III projects; (iv) Terminals Canada will enter into such further agreements or instruments with or for the benefit of USD Group and any land owned by USD Group (including the undeveloped land being acquired by USD Group under the Purchase and Sale Agreement described above) and will grant further rights in, on, over, across and under the property on which the Hardisty rail terminal is located to or for the benefit of USD Group and any land owned by USD Group (including the undeveloped land being acquired by USD Group under the Purchase and Sale Agreement described above), as USD Group may reasonably request in connection with the Phase II and/or Phase III projects; (v) both the Phase II and Phase III projects will be at the sole cost and expense of USD Group, and will be subject to the observance by USD Group of certain customary construction-related requirements and obligations; and (vi) all improvements constructed or installed by USD Group in connection with the Phase II and/or Phase III projects will be owned by USD Group and USD Group will be entitled to grant liens on such improvements and/or in and to any rights acquired by USD Group under the Development Rights and Cooperation Agreement.

The Development Rights and Cooperation Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Relationships

USDG owns all of the limited liability company interests in USD Group. USD Group owns all of the limited liability company interests in the General Partner. The General Partner owns a 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights. USD Group also owns, as of October 21, 2014, 1,093,545 Common Units and 10,463,545 Subordinated Units, which represents an approximate 54.1% aggregate limited partner interest in the Partnership. The Partnership directly or indirectly owns all of the ownership interests in Opco LP and Terminals Canada.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 15, 2014, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with USD, USD Group, the General Partner and Opco LP. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•	Opco LP distributed to USD Group as a distribution and USD Group contributed to the General Partner, as a capital contribution, limited liability company interests in West Colton Rail Terminal LLC, a Delaware limited liability company, and San Antonio Rail Terminal LLC, a Delaware limited liability company, with a total value equal to 2% of the equity value of the Partnership at the closing of the Offering (the “Opco Interest”);

•	The General Partner contributed to the Partnership, as a capital contribution, the Opco Interest in exchange for (a) 427,083 general partner units representing the continuation of an aggregate 2% general partner interest in the Partnership and (b) all the incentive distribution rights of the Partnership;

•	USD Group contributed to the Partnership, as a capital contribution, its remaining limited liability company interests in Opco LP in exchange for (a) 1,093,545

Common Units representing a 5.1% limited partner interest in the Partnership, and (b) 10,463,545 subordinated units representing limited partner interests (the “Subordinated Units”) representing a 49.0% limited partner interest in the Partnership; and

•	the public, through the underwriters, contributed $155,040,000 in cash (or $144,962,400, net of the underwriters’ discounts and commissions and the structuring fee) to the Partnership in exchange for the issuance of 9,120,000 Common Units.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of equity interests by the Partnership on October 15, 2014 to the General Partner and USD Group, in connection with the consummation of the transactions contemplated by the Contribution Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into Common Units on a one-for-one basis in separate sequential tranches. Each tranche will be comprised of 20.0% of the Subordinated Units outstanding immediately following this offering. A separate tranche will convert on each business day occurring on or after October 1, 2015 (but no more than once in any twelve-month period), provided certain conditions are met. Subordinated Units that convert into Common Units will participate pro rata with the other Common Units in distributions of available cash. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Conversion to Common Units” of the Prospectus is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

USD Partners LP 2014 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner adopted the USD Partners LP 2014 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant, from time to time at the discretion of the board of directors of the General Partner or any committee thereof that may be established for such purpose or by any delegate of the board of directors or such committee, subject to applicable law (the “plan administrator”), of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to individuals providing services to the Partnership, and to align the economic interests of such individuals with the interests of unitholders of the Partnership. The LTIP will limit the number of units that may be delivered pursuant to vested awards to 1,654,167 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of Common Units will be available for delivery pursuant to other awards.

The plan administrator of the LTIP, at its discretion, may terminate the LTIP at any time with respect to the Common Units for which a grant has not previously been made. The plan administrator of the LTIP also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended.

The LTIP is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Agreement of Limited Partnership of USD Partners LP

On October 15, 2014, in connection with the closing of the Offering, the First Amended and Restated Agreement of Limited Partnership was amended and restated by the Second Amended and Restated Agreement of Limited Partnership of USD Partners LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The Partnership Agreement is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of USD Partners LP dated October 15, 2014, by and between USD Partners GP LLC and USD Group LLC.

10.1	Contribution, Conveyance and Assumption Agreement dated as of October 15, 2014, by and among by and among U.S. Development Group, LLC, USD Group LLC, USD Partners GP LLC, USD Partners LP and USD Logistics Operations LP.

10.2	Omnibus Agreement dated as of October 15, 2014, by and among U.S. Development Group, LLC, USD Group LLC, USD Partners GP LLC, USD Partners LP and USD Logistics Operations LP.

10.3	Credit Agreement, dated as of October 15, 2014, among USD Partners LP and USD Terminals Canada ULC, as borrowers, Citibank, N.A., as administrative agent, swing line lender and l/c issuer, U.S. Bank National Association, as an l/c issuer and the lenders from time to time party thereto.

10.4	USD Partners LP 2014 Long-Term Incentive Plan.

10.5	Offer to Purchase and Agreement to Purchase and Sale, dated October 15, 2014.

10.6	Development Rights and Cooperation Agreement between USD Terminals Canada ULC, as Current Operator, and USD Terminals Canada II ULC, as Developer, dated as of October 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP

	By:	USD Partners GP LLC,
its general partner

Dated: October 21, 2014	By:	/s/ Daniel K. Borgen
		Name:	Daniel K. Borgen
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of USD Partners LP dated October 15, 2014, by and between USD Partners GP LLC and USD Group LLC.

10.1	Contribution, Conveyance and Assumption Agreement dated as of October 15, 2014, by and among by and among U.S. Development Group, LLC, USD Group LLC, USD Partners GP LLC, USD Partners LP and USD Logistics Operations LP.

10.2	Omnibus Agreement dated as of October 15, 2014, by and among U.S. Development Group, LLC, USD Group LLC, USD Partners GP LLC, USD Partners LP and USD Logistics Operations LP.

10.3	Credit Agreement, dated as of October 15, 2014, among USD Partners LP and USD Terminals Canada ULC, as borrowers, Citibank, N.A., as administrative agent, swing line lender, l/c issuer, U.S. Bank National Association, as an l/c issuer and the lenders from time to time party thereto.

10.4	USD Partners LP 2014 Long-Term Incentive Plan.

10.5	Offer to Purchase and Agreement to Purchase and Sale, dated October 15, 2014.

10.6	Development Rights and Cooperation Agreement between USD Terminals Canada ULC, as Current Operator, and USD Terminals Canada II ULC, as Developer, dated as of October 16, 2014.